Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
General Mills, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to Be Paid	Equity	Common Stock, par value $.10 per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					(1)	(2)	(2)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	An indeterminate aggregate initial offering price and number or amount of securities is being registered as may from time to time be offered at indeterminate prices.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.